SUNCOKE ENERGY, INC. REPORTS THIRD QUARTER 2026 RESULTS

•Third quarter 2026 net income was $23.8 million, compared to $23.8 million in the prior year period; third quarter 2026 net income attributable to SXC was $21.8 million, or $0.25 per diluted share, compared to $22.2 million, or $0.26 per diluted share in the prior year period
•Consolidated Adjusted EBITDA(1) for the quarter was $76.9 million, compared to $59.1 million in the prior year period
•Reached a settlement agreement with Algoma Steel in October 2026 related to our 2025 claim
•Declared a cash dividend of $0.12 per share, representing the Company’s 29th consecutive quarterly dividend, payable on December 1, 2026
•Expect to modestly exceed the high-end of full-year 2026 Consolidated Adjusted EBITDA(1) guidance range of $250 million - $265 million

LISLE, Ill. (October 27, 2026) - SunCoke Energy, Inc. (NYSE: SXC) today reported results for the third quarter 2026, reflecting strong operational and financial performance.

"We are extremely pleased with the strong performance from our Industrial Services and Domestic Coke businesses in the third quarter," said Katherine Gates, President and Chief Executive Officer of SunCoke Energy, Inc. "Our Industrial Services segment benefited from higher terminals handling volumes and a full quarter of contribution from Phoenix, as compared to a partial quarter in the prior year period. Our Domestic Coke segment benefited from a change in mix of contract and spot coke sales and favorable coal-to-coke yields. Additionally, we are pleased to have reached a settlement agreement with Algoma Steel related to our 2025 claim." Gates continued, "Looking ahead, both segments continue to deliver strong and consistent operating performance, and we are well positioned to modestly exceed the high end of our full-year 2026 Consolidated Adjusted EBITDA guidance range of $250 million to $265 million."

(1)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.

THIRD QUARTER CONSOLIDATED RESULTS

	Three Months Ended September 30,
(Dollars in millions)	2026	2025	Increase (decrease)
Revenues	$485.9	$487.0	$(1.1)
Net income attributable to SXC	$21.8	$22.2	$(0.4)
Adjusted EBITDA(1)	$76.9	$59.1	$17.8
(1)See definition of Adjusted EBITDA and reconciliation to United States generally accepted accounting principles (“GAAP”) elsewhere in this release.

Revenues in the third quarter of 2026 decreased $1.1 million as compared to the same prior year period, primarily driven by lower blast coke sales volumes due to the shutdown of our Haverhill I cokemaking facility and the pass-through of lower coal prices on our long-term, take-or-pay agreements, mostly offset by one additional month of Phoenix results and higher terminals handling volumes.

Net income attributable to SXC decreased $0.4 million as compared to the same prior year period, primarily driven by the absence of capital investment tax credits recorded in the third quarter of 2025, mostly offset by one additional month of Phoenix results, a change in mix of contract and spot coke sales, favorable coal-to-coke yields, property insurance recoveries from a 2023 Jewell flood event, and higher terminals handling volumes.

Adjusted EBITDA increased $17.8 million as compared to the same prior year period, primarily driven by one additional month of Phoenix results, a change in mix of contract and spot coke sales, favorable coal-to-coke yields, and higher terminals handling volumes, partially offset by lower coke sales volumes due to the shutdown of our Haverhill I cokemaking facility.

THIRD QUARTER SEGMENT RESULTS

Domestic Coke
Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill II, Granite City and Middletown plants.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2026	2025	Increase (decrease)
Revenues	$379.4	$413.8	$(34.4)
Adjusted EBITDA(1)	$51.1	$44.0	$7.1
Sales volumes (thousands of tons)	875	951	(76)
Adjusted EBITDA per ton(2)	$58.40	$46.27	$12.13
(1)See definition of Adjusted EBITDA elsewhere in this release.
(2)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues in the third quarter of 2026 decreased $34.4 million as compared to the same prior year period, primarily driven by lower blast coke sales volumes due to the shutdown of our Haverhill I cokemaking facility and the pass-through of lower coal prices on our long-term, take-or-pay agreements.

Adjusted EBITDA in the third quarter of 2026 increased $7.1 million as compared to the same prior year period, primarily driven by a change in mix of contract and spot coke sales and favorable coal-to-coke yields, partially offset by lower blast coke sales volumes due to the shutdown of our Haverhill I cokemaking facility.

Industrial Services
Industrial Services consists of the handling and mixing services of coal and other aggregates at our logistics terminals, including Convent Marine Terminal ("CMT"), Lake Terminal, and Kanawha River Terminals (“KRT”), and fifteen molten slag removal, handling, and processing operating sites in four countries.

	Three Months Ended September 30,
(Dollars in millions, except per ton amounts)	2026	2025	Increase (decrease)
Revenues	$96.8	$64.1	$32.7
Intersegment sales	$5.1	$5.3	$(0.2)
Adjusted EBITDA(1)	$32.1	$18.2	$13.9
Terminals handling volumes (thousands of tons)(2)	6,424	5,235	1,189
Steel customer volumes serviced (thousands of tons)(3)	5,864	3,825	2,039
(1)See definition of Adjusted EBITDA elsewhere in this release.
(2)Reflects inbound tons handled during the period.
(3)Reflects volumes serviced in the form of slag handling, metal recovery, scrap preparation, and other mill services.

Revenues and Adjusted EBITDA increased in the third quarter of 2026 by $32.7 million and $13.9 million, respectively, as compared to the same prior year period, primarily driven by one additional month of Phoenix results and higher terminals handling volumes.

Corporate and Other
Corporate expenses that can be identified with a segment have been included in determining segment results. The remainder is included in Corporate and Other, which is not a reportable segment, but which also includes licensing and operating fees payable to us under long-term contracts with ArcelorMittal Brazil as well as the expenses related to those operations and activity from our legacy coal mining business.

Corporate and Other Adjusted EBITDA, which includes results from our legacy coal mining business and Brazil cokemaking business, was an expense of $6.3 million during the third quarter of 2026, compared to an expense of $3.1 million during the third quarter of 2025, primarily driven by higher employee related costs.

2026 REVISED OUTLOOK
Our 2026 revised guidance is as follows:
•Domestic coke total sales are expected to be approximately 3.4 million tons(1)
•Consolidated Net Income is expected to be between $22 million and $42 million
•Consolidated Adjusted EBITDA is expected to modestly exceed the high end of the $250 million to $265 million guidance range
•Capital expenditures are projected to be between $90 million and $100 million
•Operating cash flow is estimated to be between $270 million and $285 million
•Net cash tax receipts are projected to be between $8 million and $12 million

Disclaimer: The Company's 2026 outlook and guidance are based on the Company's current estimates and assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these estimates and assumptions, the Company's expectations may change. There can be no assurances that SunCoke will achieve the results expressed by this outlook and guidance.
(1) The production of foundry coke does not replace blast furnace coke on a ton for ton basis, resulting in a difference between guidance of ~3.4M tons coke sales (inclusive of foundry and blast) versus the stated Domestic Coke blast furnace equivalent capacity of ~3.69M tons

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:00 am ET (10:00 a.m. CT) today. The conference call will be webcast live at https://app.webinar.net/BGlPq4lqbz9 and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-800-715-9871 in the U.S. or 1-646-307-1963 if outside the U.S., conference ID 5888042.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our industrial services business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers, as well as mission-critical services to leading steel producers globally. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. Additional industrial services include the removal, handling, and processing of molten slag at customer sites, as well as preparation and transportation of metal scraps, raw materials, and finished products. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts, sustainability reports, and SunCoke's website at https://www.suncoke.com/en/investors/overview. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings, sustainability reports, and public conference calls and webcasts.

NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release.

DEFINITIONS
•Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, gains or losses on foreign currency derivative instruments assumed as part of the acquisition of Phoenix Global, site closure costs and recoveries, property insurance recoveries, and/or transaction costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under U.S. GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with U.S. GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with U.S. GAAP. Additionally, other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release or during the related conference call that are not statements of historical fact, including those concerning possible or assumed future results of operations, our 2026 guidance and outlook, our expectation to continue a quarterly dividend, descriptions of our business plans and strategies, and other statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our present beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC).

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the SEC cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release and related conference call, see SunCoke's SEC filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release and related conference call are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release and related conference call also could have material adverse effects on forward-looking statements.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law.

SunCoke Energy, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$485.9	$487.0	$1,416.3	$1,357.1
Costs and operating expenses
Cost of products sold and operating expenses	382.3	407.9	1,132.7	1,145.3
Selling, general and administrative expenses	27.7	28.3	92.2	63.6
Other income, net	(6.9)	—	(9.6)	—
Depreciation and amortization expense	42.2	37.4	127.0	94.8
Total costs and operating expenses	445.3	473.6	1,342.3	1,303.7
Operating income	40.6	13.4	74.0	53.4
Interest expense, net	8.5	8.4	25.7	19.0
Income before income tax expense (benefit)	32.1	5.0	48.3	34.4
Income tax expense (benefit)	8.3	(18.8)	12.3	(12.3)
Net income	23.8	23.8	36.0	46.7
Less: Net income attributable to noncontrolling interests	2.0	1.6	5.5	5.3
Net income attributable to SunCoke Energy, Inc.	$21.8	$22.2	$30.5	$41.4
Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$0.25	$0.26	$0.36	$0.48
Diluted	$0.25	$0.26	$0.36	$0.48
Weighted average number of common shares outstanding:
Basic	85.7	85.6	85.7	85.5
Diluted	86.2	85.7	85.9	85.6

SunCoke Energy, Inc.
Consolidated Balance Sheets

	September 30, 2026	December 31, 2025
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$57.6	$88.7
Receivables (net of allowances of $0.3 million and $11.1 million at September 30, 2026 and December 31, 2025, respectively)	208.9	111.5
Inventories	180.6	219.9
Income tax receivable	7.4	24.1
Other current assets	18.8	18.8
Total current assets	473.3	463.0
Properties, plants and equipment (net of accumulated depreciation of $1,615.2 million and $1,497.4 million at September 30, 2026 and December 31, 2025, respectively)	1,129.9	1,202.7
Goodwill	59.5	55.6
Intangible assets, net	41.6	44.0
Deferred charges and other assets	28.3	24.6
Total assets	$1,732.6	$1,789.9
Liabilities and Equity
Accounts payable	$147.2	$157.3
Accrued liabilities	79.3	60.8
Interest payable	6.1	1.4
Total current liabilities	232.6	219.5
Long-term debt	600.8	685.5
Accrual for black lung benefits	11.9	11.7
Retirement benefit liabilities	7.0	7.3
Deferred income taxes	199.0	190.3
Asset retirement obligations	19.2	18.1
Long-term financing lease liability	2.5	2.6
Other deferred credits and liabilities	33.0	28.8
Total liabilities	1,106.0	1,163.8
Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both September 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 100,279,332 and 100,069,991 shares at September 30, 2026 and December 31, 2025, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both September 30, 2026 and December 31, 2025	(184.0)	(184.0)
Additional paid-in capital	735.3	732.2
Accumulated other comprehensive loss	(5.7)	(4.2)
Retained earnings	51.6	52.3
Total SunCoke Energy, Inc. stockholders’ equity	598.2	597.3
Noncontrolling interest	28.4	28.8
Total equity	626.6	626.1
Total liabilities and equity	$1,732.6	$1,789.9

SunCoke Energy, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2026	2025

	(Dollars in millions)
Cash Flows from Operating Activities
Net income	$36.0	$46.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	127.0	94.8
Deferred income tax expense	8.7	1.2
Share-based compensation expense	4.2	2.0
Changes in working capital pertaining to operating activities:
Receivables, net	(99.9)	6.7
Inventories	38.1	(24.9)
Accounts payable	(8.0)	(17.3)
Accrued liabilities	18.5	(20.3)
Interest payable	4.7	7.5
Income taxes	17.2	(24.8)
Other operating activities	(6.2)	(19.1)
Net cash provided by operating activities	140.3	52.5
Cash Flows from Investing Activities
Capital expenditures	(53.8)	(43.0)
Acquisition of Phoenix Global, net of cash acquired	1.8	(271.5)
Other investing activities	8.4	(0.5)
Net cash used in investing activities	(43.6)	(315.0)
Cash Flows from Financing Activities
Proceeds from revolving facility	289.5	272.0
Repayment of revolving facility	(375.5)	(73.0)
Debt issuance costs	—	(2.0)
Dividends paid	(31.0)	(31.2)
Cash distribution to noncontrolling interests	(5.9)	(5.9)
Repayment of finance lease liabilities	(3.8)	(4.0)
Other financing activities	(1.1)	(3.0)
Net cash (used in) provided by financing activities	(127.8)	152.9
Effect of translation changes on cash	—	0.4
Net decrease in cash and cash equivalents	(31.1)	(109.2)
Cash and cash equivalents at beginning of period	88.7	189.6
Cash and cash equivalents at end of period	$57.6	$80.4
Supplemental Disclosure of Cash Flow Information
Interest paid	$21.5	$13.1
Income taxes paid, net of refunds of $18.7 million and $5.0 million, respectively	$(13.9)	$11.3

SunCoke Energy, Inc.
Segment Financial and Operating Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(Dollars in millions, except per ton amounts)
Sales and Other Operating Revenues:
Domestic Coke	$379.4	$413.8	$1,108.6	$1,230.0
Industrial Services	96.8	64.1	280.6	101.6
Industrial Services intersegment sales	5.1	5.3	16.4	16.8
Elimination of intersegment sales	(5.1)	(5.3)	(16.4)	(16.8)
Total sales and other operating revenue reportable segments	$476.2	$477.9	$1,389.2	$1,331.6
Corporate and Other, net(1)	9.7	9.1	27.1	25.5
Total sales and other operating revenue	$485.9	$487.0	$1,416.3	$1,357.1
Adjusted EBITDA:
Domestic Coke	$51.1	$44.0	$128.9	$134.4
Industrial Services	32.1	18.2	92.7	39.6
Total Adjusted EBITDA reportable segments	83.2	62.2	221.6	174.0
Corporate and Other, net(1)	(6.3)	(3.1)	(18.6)	(11.5)
Total Adjusted EBITDA(2)	$76.9	$59.1	$203.0	$162.5
Domestic Coke Operating Data:
Domestic Coke capacity utilization(3)	99%	97%	98%	94%
Domestic Coke production volumes (thousands of tons)	879	982	2,549	2,834
Domestic Coke sales volumes (thousands of tons)	875	951	2,595	2,792
Domestic Coke Adjusted EBITDA per ton(4)	$58.40	$46.27	$49.67	$48.14
Industrial Services Operating Data:
Terminals handling volumes (thousands of tons)	6,424	5,235	18,740	15,704
Steel customer volumes serviced (thousands of tons)	5,864	3,825	17,190	3,825
(1)Corporate and Other, net is not a reportable segment.
(2)See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(3)The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.
(4)Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Net Income to Consolidated Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Dollars in millions)
Net income	$23.8	$23.8	$36.0	$46.7
Add:
Depreciation and amortization expense	42.2	37.4	127.0	94.8
Interest expense, net	8.5	8.4	25.7	19.0
Income tax expense (benefit)	8.3	(18.8)	12.3	(12.3)
Loss on derivative forward contracts	—	0.7	0.3	0.7
Restructuring costs(1)	1.7	3.0	2.3	3.5
Transaction costs(2)	0.2	4.6	0.4	10.1
Site closure costs and recoveries, net(3)	(0.9)	—	5.9	—
Property insurance recoveries(4)	(6.9)	—	(6.9)	—
Adjusted EBITDA	$76.9	$59.1	$203.0	$162.5
(1)Restructuring costs include severance and other related charges primarily associated with the acquisition of Phoenix Global.
(2)Reflects costs incurred related to the acquisition of Phoenix Global and the granulated pig iron project with U.S. Steel.
(3)Reflects costs and recoveries associated with the shutdown of our Haverhill I cokemaking facility and the closure of certain Phoenix Global operating sites.
(4)Reflects property insurance recoveries related to a 2023 flood event at our Jewell cokemaking facility.

SunCoke Energy, Inc.
Reconciliation of Non-GAAP Information
Estimated 2026 Net Income
to Estimated 2026 Consolidated Adjusted EBITDA

	2026
	Low	High
	(Dollars in millions)
Net income	$22	$42
Add:
Depreciation and amortization expense	172	170
Interest expense, net	34	32
Income tax expense	14	16
Loss on derivative forward contracts	1	1
Restructuring costs(1)	3	2
Transaction costs(2)	1	1
Site closure costs and recoveries, net(3)	10	8
Property insurance recoveries(4)	(7)	(7)
Adjusted EBITDA	$250	$265
(1)Restructuring costs include severance and other related charges primarily associated with the acquisition of Phoenix Global.
(2)Reflects costs incurred related to the acquisition of Phoenix Global and the granulated pig iron project with U.S. Steel.
(3)Reflects costs and recoveries associated with the shutdown of our Haverhill I cokemaking facility and the closure of certain Phoenix Global operating sites.
(4)Reflects property insurance recoveries related to a 2023 flood event at our Jewell cokemaking facility.

Investor/Media Inquiries:
Sharon Doyle
Manager, Investor Relations
(630) 824-1907